NUMBER:  382518

BRITISH

COLUMBIA

CERTIFICATE

OF

CHANGE OF NAME

COMPANY ACT

I Hereby Certify that

SAN ANTONIOS RESOURCES INC.

has this day changed its name to

GLOBAL PRECISION MEDICAL INC.

[SEAL]

Issued under my hand at Victoria, British Columbia

 on October 15, 2002

/s/ J.S. Powell

JOHN S. POWELL

Registrar of Companies

PROVINCE OF BRITISH COLUMBIA

CANADA